UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2005

Zimmer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(574) 267-6131

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 25, 2005, Zimmer Holdings, Inc. (the “Registrant”) reported its results of operations for the quarter ended March 31, 2005. The Registrant’s earnings release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     As previously announced, the Registrant acquired Centerpulse AG on October 2, 2003 and Implex Corp. on April 23, 2004. The earnings release attached as Exhibit 99.1 includes the operating performance measures of adjusted net earnings, adjusted diluted EPS and projected diluted EPS which exclude acquisition and integration expenses and inventory step-up. It also includes other non-GAAP financial measures including net margin, operating margin, gross margin and net debt.

     Management believes that the presentation of these non-GAAP financial measures allows investors to better understand the operating results of the Registrant. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

     All of the non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the press release.

     The Registrant is furnishing the information contained in this report, including the Exhibits, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibits.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits

     99.1   Press Release, dated April 25, 2005, issued by the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005
ZIMMER HOLDINGS, INC.
By:	/s/ David C. Dvorak David C. Dvorak, Executive Vice President, Corporate Services and Chief Counsel